Exhibit 3.1

AMENDMENT TO BY-LAWS
OF
GENERAL MARITIME CORPORATION

ADOPTED April 19, 2007

1. Section 2.4 of Article II of the By-laws is hereby amended and restated to read as follows:

Section 2.4    SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time or place within or without the Marshall Islands whenever called by the Chairman of the Board, if any, by the President or by any two directors. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, by facsimile or electronic mail, or by next-day delivery courier service, at least 24 hours before the special meeting, directed to each director at that director’s address, telephone number, facsimile number of electronic mail address, as the case may be, as shown on the Corporation’s records.

2. Section 5.1 of Article V of the By-laws is hereby amended and restated to read as follows:

Section 5.1    CERTIFICATES. The shares of the Corporation may be issued in book-entry form or evidenced by certificates. However, every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by (a) one of the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and (b) one of the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such certificate is manually countersigned by a transfer agent, any other signature on the certificate may be a facsimile. In case any officer or transfer agent who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer or transfer agent before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer or transfer agent at the date of issue.

3. A new Article VII is hereby added to the By-laws as follows:

ARTICLE VII—NOTICE BY ELECTRONIC TRANSMISSION

Section 7.1 NOTICE BY ELECTRONIC TRANSMISSION. Without limiting the manner by which notice otherwise may be given effectively to shareholders pursuant to the Marshall Islands Business Corporations Act (“MIBCA”), the articles of incorporation or these by-laws, any notice to shareholders given by the Corporation under any provision of the MIBCA, the articles of incorporation or these by-laws shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(b) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice;

(b) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice;

(c) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (I) such posting and (II) the giving of such separate notice; and

(d) if by any other form of electronic transmission, when directed to the shareholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 7.2    DEFINITION OF ELECTRONIC TRANSMISSION. An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7.3    INAPPLICABILITY. Notice by a form of electronic transmission shall not apply to Sections 37(4) or 101 of the MIBCA.